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As filed with the Securities and Exchange Commission on April 9, 2014

Registration No. 333-194537

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OSHKOSH CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation or organization)	3711 (Primary Standard Industrial Classification Code Number)	39-0520270 (I.R.S. Employer Identification Number)

2307 Oregon Street
P.O. Box 2566
Oshkosh, Wisconsin 54903
(920) 235-9151
(Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

Bryan J. Blankfield
Executive Vice President, General Counsel and Secretary
2307 Oregon Street
P.O. Box 2566
Oshkosh, Wisconsin 54903
(920) 235-9151
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Patrick G. Quick
John K. Wilson
Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5306
(414) 271-2400

          Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions pursuant to the exchange offer described herein.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

          If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

            Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)    ☐

            Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

          The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 TABLE OF ADDITIONAL REGISTRANTS(1)

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number
JLG Industries, Inc.	Pennsylvania	3711	25-1199382
McNeilus Financial, Inc.	Texas	3711	41-1314526
Pierce Manufacturing Inc.	Wisconsin	3711	39-0139830

(1)
The address and telephone number of the principal executive offices for each additional registrant is 2307 Oregon Street, P.O. Box 2566, Oshkosh, Wisconsin 54903, (920) 235-9151. The name, address and telephone number of the agent for service for each additional registrant is Bryan J. Blankfield, Executive Vice President, General Counsel and Secretary, Oshkosh Corporation, 2307 Oregon Street, P.O. Box 2566, Oshkosh, Wisconsin 54903, (920) 235-9151.

 EXPLANATORY NOTE

        This Amendment No. 1 to the Oshkosh Corporation Registration Statement on Form S-4 (Registration No. 333-194537), originally filed with the Securities and Exchange Commission on March 13, 2014, is being filed for the sole purpose of re-filing Exhibit 5.1 (and the related consent included therein as Exhibit 23.2) and updating the Exhibit Index accordingly. This Amendment No. 1 does not relate to the contents of the prospectus that forms a part of the Registration Statement and, accordingly, the prospectus has not been included herein.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors And Officers.

        Article VII of Oshkosh Corporation's (the "Company") By-Laws requires that it must, to the fullest extent permitted or required by the Wisconsin Business Corporation Law ("WBCL"), including any amendments to the WBCL (but only to the extent an amendment permits or requires us to provide broader indemnification rights than prior to the amendment), indemnify the Company's directors and officers against any and all liabilities, and pay or reimburse any and all properly documented reasonable expenses, incurred in any proceedings to which any director or officer is a party because he or she is or was a director or officer. The Company must also indemnify an employee who is not a director or officer, to the extent that the employee has been successful on the merits or otherwise in defense of a proceeding, for all expenses incurred in the proceeding if the employee was a party because he or she is or was an employee. The Company may, but is not required to, supplement the rights to indemnification against liabilities and allowance of expenses under this paragraph by the purchase of insurance on behalf of any one or more of the directors, officers or employees, whether or not it would be required or permitted to indemnify or allow expenses to a director, officer or employee.

        The indemnification provided by the WBCL and the Company's By-Laws is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the indemnification provisions may be to reduce the circumstances in which an officer or director may be required to bear the economic burden of the liabilities and expense.

        The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law that may extend to, among other things, liability arising under the Securities Act of 1933.

Item 21.    Exhibits and Financial Statement Schedules.

        (a)   The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index, which is incorporated herein by reference.

        (b)   All of the financial statement schedules for which provision is made in the applicable accounting regulations of the Commission are not required under the applicable instructions or are not applicable and therefore have been omitted.

Item 22.    Undertakings.

        (a)   Each of the undersigned registrants hereby undertakes:

    (1)
    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the

II-1

        maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii)
      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)
    That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

        (b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (c)   Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (d)   Each of the undersigned registrants hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Oshkosh, State of Wisconsin, on April 9, 2014.

OSHKOSH CORPORATION
By:	/s/ DAVID M. SAGEHORN David M. Sagehorn Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHARLIE L. SZEWS Charlie L. Szews	Chief Executive Officer and Director (Principal Executive Officer)	April 9, 2014
/s/ DAVID M. SAGEHORN David M. Sagehorn	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 9, 2014
/s/ THOMAS J. POLNASZEK Thomas J. Polnaszek	Senior Vice President, Finance and Controller (Principal Accounting Officer)	April 9, 2014
* Richard M. Donnelly	Chairman of the Board	April 9, 2014
* Peter B. Hamilton	Director	April 9, 2014
* Kathleen J. Hempel	Director	April 9, 2014
* Leslie F. Kenne	Director	April 9, 2014

Signature		Title	Date

* Stephen D. Newlin		Director	April 9, 2014
* Craig P. Omtvedt		Director	April 9, 2014
* Duncan J. Palmer		Director	April 9, 2014
* John S. Shiely		Director	April 9, 2014
* Richard G. Sim		Director	April 9, 2014
* William S. Wallace		Director	April 9, 2014
*By:	/s/ DAVID M. SAGEHORN David M. Sagehorn Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Oshkosh, State of Wisconsin, on April 9, 2014.

JLG INDUSTRIES, INC. McNEILUS FINANCIAL, INC. PIERCE MANUFACTURING INC.
By:	/s/ DAVID M. SAGEHORN David M. Sagehorn Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHARLIE L. SZEWS Charles L. Szews	Chief Executive Officer (Principal Executive Officer)	April 9, 2014
/s/ DAVID M. SAGEHORN David M. Sagehorn	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 9, 2014
/s/ THOMAS J. POLNASZEK Thomas J. Polnaszek	Senior Vice President, Finance and Controller (Principal Accounting Officer)	April 9, 2014
/s/ WILSON R. JONES Wilson R. Jones	Director	April 9, 2014

 EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
3.1	Restated Articles of Incorporation of Oshkosh Corporation (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended September 30, 2013 (File No. 1-31371)).
3.2
By-Laws of Oshkosh Corporation, as amended effective July 16, 2012 (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 (File No. 1-31371)).
3.3	Articles of Incorporation of JLG Industries, Inc. (incorporated by reference to Exhibit 3.19 to Oshkosh Corporation's Registration Statement on Form S-4 (Registration No. 333-165792)).
3.4	Amended and Restated By-Laws of JLG Industries, Inc. (incorporated by reference to Exhibit 3.20 to Oshkosh Corporation's Registration Statement on Form S-4 (Registration No. 333-165792)).
3.5	Articles of Incorporation of McNeilus Financial, Inc. (incorporated by reference to Exhibit 3.27 to Oshkosh Corporation's Registration Statement on Form S-4 (Registration No. 333-165792)).
3.6	By-Laws of McNeilus Financial, Inc. (incorporated by reference to Exhibit 3.28 to Oshkosh Corporation's Registration Statement on Form S-4 (Registration No. 333-165792)).
3.7	Restated Articles of Incorporation of Pierce Manufacturing Inc. (incorporated by reference to Exhibit 3.35 to Oshkosh Corporation's Registration Statement on Form S-4 (Registration No. 333-165792)).
3.8	By-Laws of Pierce Manufacturing Inc. (incorporated by reference to Exhibit 3.36 to Oshkosh Corporation's Registration Statement on Form S-4 (Registration No. 333-165792)).
4.1
Indenture, dated February 21, 2014, by and among the Company, the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, dated February 21, 2014 (File No. 001-31371)).
4.2	Form of New 5.375% Senior Notes due 2022.*
4.3
Registration Rights Agreement, dated February 21, 2014, by and among the Company, the Guarantors party thereto and JP Morgan Securities LLC, as representative of the initial purchasers named therein (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K, dated February 21, 2014 (File No. 001-31371)).
4.4
Credit Agreement, dated September 27, 2010, among Oshkosh Corporation, various subsidiaries of Oshkosh Corporation party thereto as borrowers and various lenders and agents party thereto (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, dated September 29, 2010 (File No. 1-31371)).
4.5
First Amendment to Credit Agreement, dated July 13, 2012, among Oshkosh Corporation and various lenders and agents party thereto (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, dated July 13, 2012 (File No. 1-31371)).
4.6
Indenture, dated March 3, 2010, among the Company, the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, dated March 3, 2010 (File No. 1-31371)).

EXHIBIT NUMBER	DESCRIPTION
4.7	First Supplemental Indenture, dated September 27, 2010, among the Company, the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.3 to the Company's Annual Report on Form 10-K for the year ended September 30, 2010 (File No. 1-31371)).
5.1	Opinion of Foley & Lardner LLP.
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.*
23.1	Consent of Deloitte & Touche LLP.*
23.2	Consent of Foley & Lardner LLP (contained in Exhibit 5.1).
24.1	Powers of Attorney.*
25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association.*
99.1	Form of Letter of Transmittal.*
99.2	Form of Notice of Guaranteed Delivery.*
99.3	Form of Letter to Registered Holder and/or DTC Participant from Beneficial Owners.*

*
Previously filed.

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TABLE OF ADDITIONAL REGISTRANTS(1)
EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 20. Indemnification of Directors And Officers.
  Item 21. Exhibits and Financial Statement Schedules.
  Item 22. Undertakings.
SIGNATURES
SIGNATURES
EXHIBIT INDEX